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Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ADVANCED NEUROMODULATION SYSTEMS, INC., a Texas corporation
(Restated in October 2005 for purposes of filing with the Securities and Exchange Commission)

PREAMBLE

        These bylaws are subject to, and governed by, the Texas Business Corporation Act and the articles of incorporation of Advanced Neuromodulation Systems, Inc. (the "Corporation"). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Texas Business Corporation Act (as amended, the "TBCA") or the provisions of the articles of incorporation of the Corporation, such provisions of the TBCA or the articles of incorporation of the Corporation, as the case may be, will be controlling.

ARTICLE 1: OFFICES

        1.01   Registered Office and Agent.    The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Texas.

        1.02   Other Offices.    The Corporation may also have offices at such other places, both within and without the State of Texas, as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2: SHAREHOLDERS

        2.01   Annual Meetings.    An annual meeting of shareholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

        2.02   Special Meetings.    A special meeting of the shareholders may be called at any time by the chairman of the board, the president, the board of directors, or the holders of not less than ten percent of all shares entitled to vote at such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

        2.03   Place of Meetings.    The annual meeting of shareholders may be held at any place within or without the State of Texas as may be designated by the board of directors. Special meetings of shareholders may be held at any place within or without the State of Texas as may be designated by the person or persons calling such special meeting as provided in Section 2.02. If no place for a meeting is designated, it shall be held at the registered office of the Corporation.

        2.04   Notice.    Written or printed notice stating the place, day, and hour of each meeting of shareholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.

        2.05   Voting List.    At least ten days before each meeting of shareholders, the secretary shall prepare a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder. For a period of ten days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder during usual business hours. Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any shareholder. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or stock transfer books.

        2.06   Voting of Shares.    Treasury shares, shares of the Corporation's own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation's own stock held by another corporation in a fiduciary capacity, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate and are in the possession of the estate being served by him. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may provide or, in the absence of such provision, as the board of directors of such corporation may determine. A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares.

        2.07   Quorum.    The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the articles of incorporation, or these bylaws. If a quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting at which a quorum shall be present or represented any business may be transacted which could have been transacted at the original meeting, if a quorum had been present or represented.

        2.08   Majority Vote; Withdrawal of Quorum.    If a quorum is present in person or represented by proxy at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the articles of incorporation, or these bylaws, a different vote is required, in which event such express provision shall govern and control the decision of such question. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of shareholders which may leave less than a quorum remaining.

        2.09   Method of Voting; Proxies.    Every shareholder of record shall be entitled at every meeting of shareholders to one vote on each matter submitted to a vote, for every share standing in his name on the original stock transfer books of the Corporation except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation. Such books shall be prima facie evidence as to the identity of shareholders entitled to vote. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable, unless expressly provided therein to be irrevocable, or unless otherwise made irrevocable by law.

        2.10   Closing of Transfer Books; Record Date.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any reconvening thereof or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any event 50 days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

        2.11   Presiding Officials at Meetings.    Unless some other person or persons are elected by a vote of a majority of the shares then entitled to vote at a meeting of shareholders, the chairman of the board shall preside at and the secretary shall prepare minutes of each meeting of shareholders.

ARTICLE 3: DIRECTORS

        3.01   Management.    The business and affairs of the Corporation shall be managed by the board of directors, subject to the restrictions imposed by law, the articles of incorporation, or these bylaws.

        3.02   Number; Election; Term; Qualification.    The first board of directors shall consist of the number of directors named in the articles of incorporation. Thereafter, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. No director need be a shareholder, a resident of the State of Texas, or a citizen of the United States.

        3.03   Decreases in Number.    No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

        3.04   Removal.    At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

        3.05   Vacancies; Increases in Number.    Any Vacancy occurring in the board of directors (by death, resignation, removal, increase in the number of directors constituting the entire board of directors, or otherwise) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office.

        3.06   First Meeting.    Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and notice of such meeting shall not be necessary.

        3.07   Regular Meetings.    Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time by the chairman of the board, or by resolution of the board of directors and communicated to all directors.

        3.08   Special Meetings.    A special meeting of the board of directors shall be held whenever called by any director at such time and place as such director shall designate in the notice of such special meeting. The director calling any special meeting shall cause notice of such special meeting to be given to each director at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.

        3.09   Quorum; Majority Vote.    At all meetings of the board of directors, a majority of the directors, fixed in the manner provided in these bylaws, shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the vote of a different number is required by the articles of incorporation or these bylaws.

        3.10   Procedure; Minutes.    At meetings of the board of directors, business shall be transacted in such order as the chairman of the board or the board of directors may determine from time to time. If present, the chairman of the board shall preside at the meeting. If not so present, the board of directors shall appoint at the meeting another director to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

        3.11   Presumption of Assent.    A director of the Corporation who is present at any meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        3.12   Compensation.    Directors, in their capacity as directors, may receive, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors or a stated salary. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation there for.

ARTICLE 4: COMMITTEES

        4.01   Designation.    The board of directors may, by resolution adopted by a majority of the entire board of directors, designate executive and other committees.

        4.02   Number; Qualification; Term.    Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the expiration of his term as a director or his earlier resignation, unless sooner removed as a committee member or as a director.

        4.03   Authority.    The executive committee, unless expressly restricted in the resolution adopted by a majority of the entire board of directors establishing the executive committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation. Each other committee, to the extent expressly provided for in the resolution adopted by a majority of the entire board of directors establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation. However, no committee shall have the authority of the board of directors in reference to:

          (a)   amending the articles of incorporation;

          (b)   approving a plan of merger or consolidation;

          (c)   recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

          (d)   recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

          (e)   amending, altering, or repealing these bylaws or adopting new bylaws;

          (f)    filling vacancies in or removing members of the board of directors or of any committee;

          (g)   electing or removing officers or committee members;

          (h)   fixing the compensation of any committee member; and

          (i)    altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amendable or repealable.

In the resolution adopted by a majority of the entire board of directors establishing an executive or other committee, the board of directors may expressly authorize such committee to declare dividends or to authorize the issuance of shares of the Corporation.

        4.04   Committee Changes.    The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. However, a committee member may be removed by the board of directors, only if, in the judgment of the board of directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        4.05   Regular Meetings.    Regular meetings of any committee may be held without notice at such times and places as may be designated from time to time by resolution of the committee and communicated to all committee members.

        4.06   Special Meetings.    A special meeting of any committee may be held whenever called by any committee member at such time and place as such committee member shall designate in the notice of such special meeting. The committee member calling any special meeting shall cause notice of such special meeting to be given to each committee member at least 12 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice or any special meeting.

        4.07   Quorum; Majority Vote.    At all meetings of any committee, a majority of the number of committee members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the vote of a different number is required by the articles of incorporation or these bylaws.

        4.08   Minutes.    Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

        4.09   Compensation.    Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

        4.10   Responsibility.    The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE 5: GENERAL PROVISIONS RELATING TO MEETINGS

        5.01   Notice.    Whenever by law, the articles of incorporation, or these bylaws, notice is required to be given to any shareholder, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given either (a) in person, (b) in writing, by mail, (c) except in the case of a shareholder, by telegram, telex, cable, telecopies, or similar means, or (d) by any other method permitted by law. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such shareholder, director, or committee member at his address as it appears on the books of the Corporation or, in the case of a shareholder, on the stock transfer records of the Corporation or at such other place as such shareholder, director, or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted.

        5.02   Waiver of Notice.    Whenever by law, the articles of incorporation, or these bylaws, any notice is required to be given to any shareholder, director, or committee member of the Corporation a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        5.03   Telephone and Similar Meetings.    Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        5.04   Action Without Meeting.    Any action which may be taken, or is required by law, the articles of incorporation, or these bylaws to be taken, at a meeting of shareholders, directors, or committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders, directors, or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such shareholders, directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Texas or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each shareholder, director, or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation.

ARTICLE 6: OFFICERS AND OTHER AGENTS

        6.01   Number; Titles; Election; Term.    The Corporation shall have a president and a secretary, and such other officers and agents as the board of directors may deem desirable. The board of directors shall elect a president and secretary at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy exists. The board of directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office until his successor has been elected or appointed and qualified, or, if earlier, at his death, resignation, or removal. Any two or more offices may be held by the same person. No officer or agent need be a shareholder, a director, a resident of the State of Texas, or a citizen of the United States.

        6.02   Removal.    Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, whenever, in the judgment of the board of directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

        6.03   Vacancies.    Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.

        6.04   Authority.    Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

        6.05   Compensation.    The compensation, if any, of the officers shall be fixed, increased, or decreased from time to time by the board of directors.

        6.06   Chairman of the Board.    The chairman of the board, if a person is elected to such office by the board of directors, shall perform the following duties and have the following responsibilities: schedule regular meetings of the board of directors; work with the officers and other directors of the Corporation to set the agenda for regular and special meetings of the board of directors; preside at all meetings of the board of directors that the chairman is able to attend; ensure that the directors are given adequate information to render informed decisions at board meetings; work with the president and the other officers of the Corporation to formulate public announcements, press releases and shareholder and analyst communications and oversee and coordinate their release; ensure the smooth operation of the committees of the board of directors; see that all orders and resolutions of the board are carried into effect; and perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

        6.07   President and Chief Executive Officer.    The president and chief executive officer shall be the chief executive officer of the Corporation subject to the supervision of the board of directors. The president and chief executive officer shall perform the following duties and have the following responsibilities: generally manage the business and property of the Corporation in the ordinary course of business with all such powers of oversight, supervision and management with respect to such business and property as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees or agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer; perform such other duties and have such other authority and powers as are typically possessed and exercised by corporate presidents and chief executive officers, all subject to the board's further instructions on discharging the duties of managing the business and property of the Corporation. If the board of directors has not elected a person to the office of chairman of the board, the president shall exercise all of the powers and discharge all of the duties of the chairman of the board. As between the Corporation and third parties, any action taken by the president in the performance of the duties of the chairman of the board shall be conclusive evidence that there is no chairman of the board.

        6.08   Secretary.    The secretary shall maintain minutes of all meetings of the board of directors, of any committee, and of the shareholders or consents in lieu of such minutes in the Corporation's minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. With respect to any contract, deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the secretary shall not be necessary to constitute such contract, deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolution, if any, of the board of directors authorizing such execution expressly states that such attestation is necessary. The secretary shall have charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director. The secretary shall perform such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

ARTICLE 7: CERTIFICATES AND SHAREHOLDERS

        7.01   Certificates for Shares.    The certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation's designated transfer agent, if any, and shall state the shareholder's name, the number of shares, and such other matters as may be required by law. The certificates shall be signed by the president or any vice president and also by the secretary, an assistant secretary, or any other officer, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the foregoing officers may be a facsimile.

        7.02   Lost, Stolen, or Destroyed Certificates.    The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

          (a)   Claim.    Makes proof by affidavit, in form and substance satisfactory to the board of directors, that a previously issued certificate for shares has been lost, destroyed, or stolen;

          (b)   Timely Request.    Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (c)   Bond.    If requested by the board of directors, delivers to the Corporation a bond, in form and substance satisfactory to the board of directors, with such surety or sureties and with fixed or open penalty, as the board of directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

          (d)   Other Requirements.    Satisfies any other reasonable requirements imposed by the board of directors.

When a certificate has been lost, destroyed, or stolen, and the shareholder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

        7.03   Transfer of Shares.    Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

        7.04   Registered Shareholders.    The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

ARTICLE 8: INDEMNIFICATION

        8.01   Indemnification of Directors and Officers.    The Corporation shall indemnify each person who at any time shall serve, or at any time shall have served, as a director or officer of the Corporation, or any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (each such person referred to herein as an "Indemnitee"), in each case as and to the fullest extent Article 2.02-1 of the TBCA permits. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled as a matter of law or under any agreement, other provision of these bylaws, vote of the Corporation's shareholders or directors, or other arrangement. The Corporation may enter into indemnification agreements with its officers and directors that contractually provide to them the benefits of the provisions of this Article 8 and include related provisions meant to facilitate the Indemnitees' receipt of such benefits and such other indemnification protections as the board of directors may deem appropriate.

        8.02   Advancement or Reimbursement of Expenses.    The rights of each Indemnitee provided under Section 8.01 of this Article 8 shall include, but not be limited to, the right to be indemnified and to have expenses advanced by the Corporation in all proceedings to the fullest extent Article 2.02-1 of the TBCA permits. In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, the Corporation shall indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his behalf relating to such claim. The termination of a claim in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim. In addition, to the extent an Indemnitee is, by reason of his Corporate Status (as Section 8.09 of this Article 8 defines that term), a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, the Corporation shall indemnify him against all expenses (including court costs and attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. The Corporation shall pay all reasonable expenses incurred by or on behalf of any Indemnitee in connection with any proceeding or claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this Article 8 within 10 days after the receipt by the Corporation of a written request from that Indemnitee accompanied by documentation reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee undertakes and agrees in writing that he will reimburse and repay the Corporation for any expenses so advanced to the extent that it shall ultimately be determined, in accordance with the provisions of Article 2.02-1 of the TBCA, that he is not entitled to be indemnified against such expenses.

        8.03   Determination of Request.    Upon written request to the Corporation by an Indemnitee for indemnification pursuant to these bylaws, a determination, if required by applicable law, with respect to that Indemnitee's entitlement thereto, unless made by a court, shall be made by Independent Counsel (as Section 8.09 of this Article 8 defines that term) appointed by the board of directors of the Corporation and reasonably acceptable to the Indemnitee. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred in connection with any such determination. If a Change in Control (as Section 8.09 of this Article 8 defines that term) shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article 8) to be entitled to indemnification under this Article 8 upon submission of a request to the Corporation for indemnification, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by Independent Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome that presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

        8.04   Effect of Certain Proceedings.    The termination of any proceeding or of any claim against any Indemnitee in a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, shall not (except as this Article 8 otherwise expressly provides) by itself adversely affect the right of that Indemnitee to indemnification or create a presumption that he did not conduct himself in good faith and in a manner that he reasonably believed, in the case of conduct in his official capacity, was in the best interests of the Corporation or, in all other cases, was not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful, and that Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

        8.05   Expenses of Enforcement of Article.    In the event that any Indemnitee, pursuant to this Article 8, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, any rights created under or pursuant to this Article 8, that Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses he actually and reasonably incurs in that judicial adjudication but only if he prevails therein. If it shall be determined in that judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses the Indemnitee incurs in connection with that judicial adjudication shall be reasonably prorated in good faith by counsel for the Indemnitee.

        8.06   Indemnification of Other Officers, Employees and Agents.    The Corporation, by adoption of a resolution of the board of directors, may indemnify and advance expenses to: (a) an employee of the Corporation or (b) an agent of the Corporation to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the board of directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article 8; and the Corporation may indemnify and advance expenses to persons who are not or were not directors or officers of the Corporation, but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the board of directors may determine) that it may indemnify and advance expenses to Indemnitees under this Article 8.

        8.07   Insurance Arrangements.    The Corporation may procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including any Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, proprietorship, trust, employee benefit plan or other enterprise, against any expense, liability or loss asserted against or incurred by that person, in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify that person against that expense or liability.

        8.08   Severability.    If a court of competent jurisdiction holds any provision or provisions of this Article 8 to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article 8 shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article 8 shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

        8.09   Definitions.    The following terms are used herein as follows:

        "Change in Control" means a change in control of the Corporation occurring after the date of adoption of this Article 8 of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) under the Exchange Act of 1934 (as amended, the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if at any time after the date of adoption of these bylaws (1) any "person" (as Sections 13(d) and 14(d) under the Exchange Act use that term) is or becomes the "beneficial owner" (as Rule 13d-3 under the Exchange Act defines that term), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding Voting Stock (as defined below) without the prior approval of at least two-thirds of the members of the board of directors in office immediately prior to that person's attaining that percentage interest; (2) the Corporation is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the board of directors in office immediately prior to that transaction or event constitute less than a majority of the board of directors thereafter, or (3) during any 15-month period, individuals who at the beginning of that period constituted the board of directors (including for this purpose any new directors whose election or nomination for election by the shareholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of that period) cease for any reason to constitute at least a majority of the board of directors.

        "Corporate Status" means the status of a person who is or was a director, officer, partner, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the written request of the Corporation.

        "Independent Counsel" means, with respect to any determination involving an Indemnitee's rights to indemnification under this Article 8, a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party, (b) any other party to the proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding Voting Stock. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights to indemnification under these bylaws.

        "other enterprise" shall include, but shall not be limited to, an "other entity" as Article 1.02 of the TBCA (including any amendment that may from time to time be made to that Article) defines that term.

        "Voting Stock" means all outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of directors, considered as one class; and, if the

Corporation shall have shares of Voting Stock entitled to more or less than one vote for any such share, any reference in this Article 8 to a percentage in voting power of Voting Stock shall be calculated by reference to the percentage of votes the holders of those shares are entitled to cast generally in the election of directors.

ARTICLE 9: MISCELLANEOUS PROVISIONS

        9.01   Fiscal Year.    The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors it shall be the calendar year.

        9.02   Seal.    The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the board of directors. If the board of directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Corporation.

        9.03   Resignation.    A director, committee member, officer, or agent may resign by so stating at any meeting of the board of directors or by giving written notice to the Corporation. The effective time of such resignation shall be any time specified in the statement made at the board of directors' meeting or in the written notice given to the Corporation, but in no event may the effective time of such resignation be prior to the time such statement is made or such notice is given. If no effective time is specified in the resignation, the resignation shall be effective immediately. Unless a resignation specifies otherwise, it is effective without being accepted.

        9.04   Securities of Other Corporations.    The president or any vice president of the Corporation or any other person authorized by resolution of the board of directors shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

        9.05   Amendment.    The power to alter, amend, or repeal these bylaws or to adopt new bylaws is vested in the board of directors, subject to repeal or change by action of the shareholders.

        9.06   Invalid Provisions.    If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

        9.07   Headings.    The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.

CERTIFICATE

        These Amended and Restated Bylaws were adopted by the Board of Directors of the Corporation on October 15, 2005.

/s/ KENNETH G. HAWARI Kenneth G. Hawari Secretary

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Amdended and Restated Bylaws of Advanced Neuromodulation Systems, Inc.
PREAMBLE
ARTICLE 1: OFFICES
ARTICLE 2: SHAREHOLDERS
ARTICLE 3: DIRECTORS
ARTICLE 4: COMMITTEES
ARTICLE 5: GENERAL PROVISIONS RELATING TO MEETINGS
ARTICLE 6: OFFICERS AND OTHER AGENTS
ARTICLE 7: CERTIFICATES AND SHAREHOLDERS
ARTICLE 8: INDEMNIFICATION
ARTICLE 9: MISCELLANEOUS PROVISIONS
CERTIFICATE